UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

MEDLEY MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MDLY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Appointment of Independent Manager of Medley LLC

In respect of Medley LLC’s (“Medley LLC”) pending voluntary case under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware captioned In re: Medley LLC, Case No. 21-10526 (KBO) (the “Medley LLC Chapter 11 Case”) and as authorized and implemented pursuant to the adoption of the Fifth Amended and Restated Limited Liability Company Agreement of Medley LLC as described below, on June 1, 2021, Michelle Dreyer was appointed as the independent and sole manager (the “Manager”) of Medley LLC. Concomitantly with Ms. Dreyer’s appointment as independent Manager of Medley LLC, on June 1, 2021, MDLY resigned as managing member (“Managing Member”) of Medley LLC. Notwithstanding such resignation, MDLY retains its membership interests in Medley LLC and rights as a member of Medley LLC.

In connection with the appointment of Ms. Dreyer as independent Manager of Medley LLC, Medley LLC entered into a Service Agreement (the “Service Agreement”) with Corporation Service Company (“CSC”). Ms. Dreyer joined in the execution of the Service Agreement for the limited purpose of accepting her appointment as independent Manager of Medley LLC and accepting and agreeing to be bound by all of the terms and provisions of the Service Agreement applicable to Ms. Dreyer as independent Manager. The Service Agreement provides that Medley LLC shall pay CSC an initial $75,000 fee upon execution for the first 60 days from the effective date, with the independent Manager’s time thereafter billed at a rate of $625 per hour. The Service Agreement also provides for the reimbursement of certain expenses incurred by CSC or the independent Manager pursuant to the Service Agreement.

There are no related-party transactions involving the registrant and Ms. Dreyer that are required to be disclosed under Item 404(a) of Regulation S-K.

Fifth Amended and Restated Limited Liability Company Agreement of Medley LLC

On June 1, 2021, MDLY (as Medley LLC’s outgoing Managing Member) approved and adopted the Fifth Amended and Restated Limited Liability Company Agreement of Medley LLC, dated and effective as of June 1, 2021 (the “Fifth Medley LLC Operating Agreement”). The Fifth Medley LLC Operating Agreement supersedes and replaces the Fourth Amended and Restated Limited Liability Company Agreement of Medley LLC, dated as of September 23, 2014, as amended February 3, 2021 (the “Prior Operating Agreement), in its entirety.

The Fifth Medley LLC Operating Agreement was adopted to, among other things, provide for separate “manager” and “member” roles in Medley LLC in order to authorize and implement the appointment of an independent Manager for Medley LLC. As described above, on June 1, 2021, pursuant to the Fifth Medley LLC Operating Agreement, Michelle Dreyer was appointed as the independent Manager of Medley LLC, and MDLY resigned as Managing Member of Medley LLC. Notwithstanding such resignation, MDLY retains its membership interests in Medley LLC and rights as a member of Medley LLC. Ms. Dreyer is party to the Fifth Medley LLC Operating Agreement in her capacity as independent Manager of Medley LLC. MDLY executed the Fifth Medley LLC Operating Agreement in its capacity as Medley LLC’s outgoing Managing Member.

The Fifth Medley LLC Operating Agreement additionally reflects changes resulting from the integration of provisions from (and the elimination of provisions rendered unnecessary by) the previously reported First Amendment, dated as of February 3, 2021, to the Prior Operating Agreement, and Medley LLC’s corresponding election as authorized thereby to classify Medley LLC as a corporation for income tax purposes, as described in MDLY’s Current Report on Form 8-K filed on February 9, 2021.

The foregoing description of the Fifth Medley LLC Operating Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text the Fifth Medley LLC Operating Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which document is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amended and Restated Limited Liability Company Agreement of Medley LLC, dated as of June 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: June 3, 2021